Exhibit 10.1

WORLD FUEL SERVICES CORPORATION

2020 OMNIBUS PLAN

SECTION I

GENERAL

1.1 Purpose. The World Fuel Services Corporation 2020 Omnibus Plan (as may be amended from time to time, the “Plan”) has been established by World Fuel Services Corporation (the “Company”), a Florida corporation, to: (a) attract and retain persons eligible to participate in the Plan; (b) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) further align Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.2 Participation. Subject to the terms and conditions of the Plan, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company shall determine and designate, from time to time, from among the Eligible Persons, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3 Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section IV (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section IX of the Plan).

SECTION II

OPTIONS AND SARS

2.1 Definitions.

(a)       An “Option” is a right that entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section II may be either an Incentive Stock Option or a Non-Qualified Stock Option, as determined in the discretion of the Committee. An “Incentive Stock Option” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code. Only Employees of the Company or any Subsidiary shall be eligible to be awarded Incentive Stock Options under the Plan. A “Non-Qualified Stock Option” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.

(b)       A “Stock Appreciation Right” or “SAR” is a right that entitles the Participant to receive, in cash or Stock (as determined in accordance with Section 4.7), value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

2.2 Exercise Price. The “Exercise Price” of each share of Stock purchasable under an Option and each SAR shall be determined by the Committee, provided that such Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Option or SAR and shall not, in any event, be less than the par value of a share of Stock on the date of grant of the Option or SAR. If an Eligible Person owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such person, the Exercise Price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a share of Stock on the date that the Incentive Stock Option is granted.

2.3 Exercise. Each Option and SAR shall become exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee, but in no event shall the Option or SAR remain exercisable after the seven-year anniversary of the date of grant.

2.4 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section II shall be subject to the following:

(a)       Subject to the following provisions of this Section 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement described in Section 2.4(c), payment may be made as soon as practicable after the exercise).

(b)       The Exercise Price shall be payable in cash or, in the discretion of the Committee, either by tendering shares of Stock (by actual delivery of shares or by attestation), or by the withholding of shares of Stock that otherwise would have been delivered as a result of the exercise of the Option, in each case valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)       The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5 Settlement of Award. Settlement of Options and SARs is subject to Section 4.7.

SECTION III

OTHER AWARDS

3.1 Definitions.

(a)       A “Cash Incentive Award” is a grant of a right to receive a designated dollar value amount in cash that is not calculated by reference to the Fair Market Value of a share of Stock and is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

(b)       An “Other Stock-Based Award” is any Award other than an Option, SAR, Stock Unit Award, Restricted Stock Award or Restricted Stock Unit Award, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Stock (including without limitation any award of shares of Stock that is not subject to any vesting or other restrictions and any awards of shares of Stock in lieu of obligations to pay cash or deliver other property under the Plan or under any other plan or compensatory arrangements).

(c)       A “Performance Compensation Award” is the grant of any Award designated by the Committee as a Performance Compensation Award pursuant to Section 3.3 that is contingent on the achievement of Performance Goals or other performance objectives as determined by the Committee, during a Performance Period.

(d)       A “Restricted Stock Award” is a grant of shares of Stock with such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

(e)       A “Restricted Stock Unit Award” is the grant of a right to receive shares of Stock, cash, other securities or other Awards (as determined in accordance with Section 4.7) in the future, with such right to future delivery of such shares of Stock, cash, other securities or other Awards subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

(f)       A “Stock Unit Award” is the grant of a right to receive shares of Stock in the future, which right is not subject to future vesting conditions.

3.2 Restrictions on Awards. Each Stock Unit Award, Performance Compensation Award, Restricted Stock Award, Restricted Stock Unit Award, Other Stock-Based Award and Cash Incentive Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

3.3 Performance Compensation Awards.

(a)       Subject to the provisions of Section 4.2(e)(ii) (relating to the limitations on the maximum amount of specified Awards), the Committee may designate any Award as a Performance Compensation Award, the grant or vesting of which is conditioned on the achievement of one or more “Performance Goals.” The Committee may establish one or more of the following business criteria for the Company, on a consolidated basis, and/or for any Subsidiary, or for business or geographical units of the Company and/or any Subsidiary (except with respect to the shareholder return measures and earnings per share criteria), as the Performance Goals for such Performance Compensation Awards: (1) earnings per share or diluted earnings per share; (2) revenues or margins; (3) cash flow; (4) gross or net profitability/profit margins (including profitability of a product or service); (5) return measures (including return on net assets, investment, capital, equity, or sales); (6) economic value; enterprise value; (7) direct contribution; (8) net income; (9) pretax earnings; (10) earnings before interest and taxes; (11) earnings before interest, taxes, depreciation and amortization; (12) earnings after interest expense and before non-recurring or special items; (13) operating income; (14) income before interest income or expense, unusual items and income taxes, local, state, federal or foreign and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (15) working capital; (16) costs or expenses (including specified types or categories thereof); (17) identification and/or consummation of investment opportunities or completion of specified projects, including strategic mergers, acquisitions or divestitures; (18) shareholder return measures; share price; (19) debt reduction or borrowing levels; (20) improvements in capital structure; (21) sales or product volume; days sales outstanding; (22) market share (in the aggregate or by segment); (23) ratios (including operating, leverage, combined); (24) book, economic book or intrinsic book value (including book value per share); (25) entry into new markets, either geographically or by business unit; (26) customer retention and satisfaction; (27) safety and accident rates; (28) strategic plan development and implementation, including turnaround plans; (29) funds from operations; (30) any other financial or operational metric selected by the Committee; or (31) any other criteria as the Committee shall determine in its discretion.

(b)       Any of the above Performance Goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are selected by the Committee. The Committee may adjust the impact of one or more events or occurrences as the Committee determines appropriate, including, without limitation, (i) acquisitions, divestitures, restructurings, discontinued operations, and other unusual or non-recurring charges or extraordinary items, (ii) an event either not directly related to the operations of the Company or any of its Affiliates, Subsidiaries, divisions, segments or operating units (to the extent applicable to such Performance Goal) or not within the reasonable control of the Company’s management, including any macroeconomic or market-driven events or (iii) a change in accounting standards required by generally accepted accounting principles.

(c)       No Participant shall receive any payment under the Plan that is subject to this Section 3.3 unless the Committee has certified, by resolution or other appropriate action in writing, that the Performance Goals and any other material terms previously established by the Committee, have been satisfied.

SECTION IV

OPERATION AND ADMINISTRATION

4.1 Effective Date; Term of Plan. The Plan shall be effective as of the Effective Date and shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the tenth anniversary of the Effective Date.

4.2 Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)       The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)       Subject to the following provisions of this Section 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 1,550,000; plus (ii) any shares of Stock remaining available for future awards under a Prior Plan on the Effective Date; plus (iii) any shares of Stock with respect to Awards and Prior Plan Awards that are forfeited, canceled, expire unexercised, or are settled in cash following the Effective Date. Upon shareholder approval of the Plan, no further awards will be made under any Prior Plans.

(c)       To the extent provided by the Committee, any Award may be settled in cash rather than Stock. Notwithstanding any provision of the Plan to the contrary, none of the following shares of Stock shall be available again for delivery under the Plan: (i) any shares of Stock with respect to Awards or Prior Plan Awards that are withheld or tendered (by actual delivery or by attestation) to the Company or not issued to the Participant, in either case, to satisfy the applicable tax withholding obligation or in payment of the exercise price of such Award or Prior Plan Award, or (ii) any shares of Stock repurchased by the Company on the open market with the proceeds of an Award or Prior Plan Award paid to the Company by or on behalf of the Participant.

(d)       For the avoidance of doubt, the full number of shares of Stock with respect to an Award or Prior Plan Award originally granted (rather than the net number of shares of Stock actually delivered) shall count against the maximum number of shares of Stock available for delivery pursuant to Awards granted under the Plan. Upon exercise of a stock-settled SAR, each such stock-settled SAR originally granted shall be counted as one share of Stock against the maximum aggregate number of shares of Stock that may be delivered pursuant to Awards granted under the Plan as provided in Section 4.2(b), regardless of the number of shares of Stock actually delivered upon settlement of such stock-settled SAR.

(e)       Subject to Section 4.2(f), the following additional maximums are imposed under the Plan.

(i)       The maximum number of shares of Stock that may be issued as a result of the exercise of Options intended to be Incentive Stock Options shall be 2,500,000.

(ii)       With respect to Awards that are designated as Performance Compensation Awards:

(A)       in the case of such Awards that are settled in shares of Stock, no more than 600,000 shares of Stock may be subject to such Awards granted to any one Participant with respect to any one fiscal-year Performance Period (multiplied by the number of complete fiscal year Performance Periods (and fractions thereof) over which the Performance Goals are measured if based upon satisfaction of Performance Goals measured over a Performance Period of more than one fiscal year);

(B)       in the case of such Awards that are settled in cash based on the Fair Market Value of a share of Stock, the maximum aggregate amount of cash that may be paid pursuant to such Awards granted to any one Participant with respect to any one fiscal-year Performance Period shall be equal to 600,000 shares of Stock multiplied by the per share Fair Market Value as of the relevant vesting, payment or settlement date (multiplied by the number of complete fiscal year Performance Periods (and fractions thereof) over which the Performance Goals are measured if based upon satisfaction of Performance Goals measured over a Performance Period of more than one fiscal year); and

(C)       in the case of all such Awards other than those described in clauses (A) and (B), the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than shares of Stock that may be paid or delivered pursuant to such Awards granted to any one Participant in any one fiscal-year Performance Period shall be equal to $10,000,000 (multiplied by the number of complete fiscal year Performance Periods (and fractions thereof) over which the Performance Goals are measured if based upon satisfaction of Performance Goals measured over a Performance Period of more than one fiscal year).

(iii)       With respect to Awards granted to Independent Directors, (A) in the case of such Awards that are settled in shares of Stock, no more than 60,000 shares of Stock may be subject to such Awards granted to any one Independent Director in any fiscal year, (B) in the case of such Awards that are settled in cash based on the Fair Market Value of a share of Stock, the maximum aggregate amount of cash that may be paid pursuant to such Awards granted to any one Independent Director in any fiscal year shall be equal to 60,000 shares of Stock multiplied by the per share Fair Market Value as of the relevant vesting, payment or settlement date, and (C) in the case of all Awards other than those described in clauses (A) and (B), the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than shares of Stock that may be paid or delivered pursuant to such Awards to any one Independent Director in any fiscal year shall be equal to $500,000.

(iv)       Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares of stock available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for delivery under the Plan; provided that Awards using such available shares of Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees, officers, or members of the board of directors of the Company or Subsidiaries, or consultants or other persons providing services to the Company or any Subsidiary, prior to such acquisition or combination.

(f)       In the event of any equity restructuring, such as a stock dividend, stock split, spin-off, reverse stock split, split-up, rights offering, recapitalization or non-recurring cash dividend or other distribution (whether in the form of shares of Stock, other securities or other property), the Committee shall adjust each Award, in such manner as the Committee shall determine, to prevent dilution or enlargement of the rights of the holders with respect to outstanding awards. In addition, in the event of any merger, consolidation, combination, exchange of shares or other similar corporate transaction (including any Change of Control), the Committee may make other adjustments to outstanding Awards (and to any limitations on the number or kind of Awards that may be granted under the Plan in the future) to preserve the benefits or potential benefits of the Awards. Action by the Committee pursuant to this Section 4.2(f) may include, to the extent that the Committee determines to be appropriate: (i) adjustment to the number or kind of shares which may be delivered under the Plan, including but not limited to, increases in the limitations set forth in subsection (b) above and paragraphs (i) through (iii) of subsection (e) above; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable or appropriate, including but not limited to, (A) a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Stock subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (B) cancel and terminate any Option or SAR having a per share Exercise Price equal to, or in excess of, the Fair Market Value of a share of Stock subject to such Option or SAR without any payment or consideration therefor.

4.3 General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)       Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

(b)       To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange.

4.4 Minimum Vesting Requirement.

(a)       All equity-based Awards granted under the Plan shall be subject to a minimum vesting period of one (1) year from the date of grant (excluding, for this purpose, any Substitute Awards and shares of Stock issued to Eligible Persons pursuant to their election to receive shares of Stock in lieu of cash compensation); provided that up to five percent (5%) of the shares of Stock available under the Plan may be granted free of any vesting requirements.

(b)       For the avoidance of doubt, the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award upon the death or disability of a Participant in accordance with the terms of the Plan or the Award Agreement. In addition, the minimum vesting period shall be deemed satisfied with respect to any Award granted to an Independent Director if such Award vests on the earlier of the one-year anniversary of the date of grant and the next annual shareholder meeting.

4.5 Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6 Dividends and Dividend Equivalents in Unvested Awards. In no event shall dividends or dividend equivalents be paid with respect any Option or SAR. At the discretion of the Committee, an Award (other than an Option or SAR) may provide the Participant with the right to receive dividends or dividend equivalents with respect to the Stock subject to any such Award for dividends declared during the period that an Award is outstanding, provided, that, any such dividends or dividend equivalents shall be subject to the same vesting conditions and risk of forfeiture as the underlying Award. Subject to the foregoing, any such dividends or dividend equivalents may be credited to an account for the Participant and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such further conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents or the withholding of such amounts, in each case subject to the same vesting conditions and risk of forfeiture as the underlying Award.

4.7 Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to applicable law, the terms of the Plan and such rules and procedures as the Committee may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents, in each case subject to the same vesting conditions and risk of forfeiture as the underlying Award. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

4.8 Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution; provided, however, that in no case may any Award be transferred for value.

4.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee or its designee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee or its designee shall require.

4.10 Agreement with Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

4.11 Clawback. Awards shall be subject to any clawback policy maintained by the Company, as it may exist or be amended from time to time, subject to the discretion of the Committee. Furthermore, if required by Company policy, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any Securities and Exchange Commission rule or other applicable laws, each Participant’s Award shall be conditioned on repayment or forfeiture in accordance with such applicable laws, Company policy, and any relevant provisions in the related Award Agreement. Nothing in the Plan shall prevent a Participant from exercising any legally protected whistleblower rights, including pursuant to Section 21F of the Exchange Act or the rules thereunder.

4.12 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary regarding the Plan shall be by resolution of the Committee, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange) by one or more duly authorized officers of the Company.

SECTION V

CHANGE OF CONTROL

5.1 Change of Control. Subject to the provisions of Section 4.2(f) (relating to the adjustment of shares), unless otherwise provided in the applicable Award Agreement or an individual employment agreement, in the event of a Change of Control, all Awards that are outstanding and unvested as of immediately prior to a Change of Control (after giving effect to any action by the Committee pursuant to Section 4.2(f) or Section 5.3) shall remain outstanding and unvested immediately thereafter, provided, however, that if within 12 months following a Change of Control, a Participant’s employment or services, as applicable, with the Company and its Affiliates is terminated without Cause, then:

(a)       any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested as of the date of such termination shall automatically be deemed exercisable or otherwise vested, as the case may be, as of the date of such termination; and

(b)       all other outstanding Awards (i.e., other than Options and SARs) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture as of the date of such termination, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of the date of such termination.

5.2 Substitution or Assumption. Notwithstanding Section 5.1 and unless otherwise provided in the applicable Award Agreement or an individual employment agreement, in the event of a Change of Control, unless provision is made in connection with the Change of Control for assumption or continuation of Awards previously granted or substitution of such Awards for new awards covering shares of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and, if applicable, Exercise Prices, that the Committee determines will preserve the material terms and conditions of such Awards as in effect immediately prior to the Change of Control (including, without limitation, with respect to the vesting schedules, the intrinsic value of the awards (if any) as of the Change of Control, and transferability of the shares underlying such Awards) then, subject to Section 5.3:

(a)       all outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control; and

(b)       all other outstanding Awards (i.e., other than Options and SARs) then held by Participants that are unvested or still subject to restrictions or forfeiture shall automatically be deemed vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.

To the extent practicable, any actions taken by the Committee under this Section 5.2 shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change of Control transaction with respect to the shares of Stock subject to their Awards or Prior Plan Awards, if any.

5.3 Effect on Performance Compensation Awards. Unless otherwise provided in the applicable Award Agreement or an individual employment agreement, with respect to outstanding Performance Compensation Awards in the event of a Change of Control:

(a)       any Performance Periods that would be in effect on the date the Change of Control occurs shall instead end on the date immediately prior to such Change of Control;

(b)       the Committee shall determine the actual level of achievement of the Performance Goals with respect to each such Performance Period as of the most recent practicable date prior to such Change of Control based upon the Company’s audited or unaudited financial information or other information then available as the Committee deems relevant; and

(c)       to the extent earned, such Performance Compensation Awards shall continue to be subject to any service-based vesting conditions that remain in place.

5.4 Section 409A and Change of Control. Notwithstanding anything to the contrary herein and unless otherwise provided in the applicable Award Agreement or an individual employment agreement, if any amount payable pursuant to an Award constitutes deferred compensation that is subject to Section 409A of the Code, in the event of a Change of Control, to the extent provided in Section 5.2, any unvested but outstanding Awards shall automatically vest as of the date of such Change of Control and shall not be subject to the forfeiture restrictions following such Change of Control; provided that in the event that such Change of Control does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code or to the extent that payment upon such Change of Control would otherwise violate Section 409A of the Code, such Awards (and any other Awards that constitute deferred compensation that vested prior to the date of such Change of Control but are outstanding as of such date) shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change of Control.

SECTION VI

COMMITTEE

6.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Section VI. The Committee shall be selected by the Board, and shall be comprised solely of two or more members of the Board, each of whom, to the extent required under applicable laws and rules, shall be (i) “independent”, within the meaning of the rules of the New York Stock Exchange or, if the shares of Stock are not listed for trading on the New York Stock Exchange, under the rules of the applicable securities exchange on which the shares are listed or quoted and (ii) a “Non-Employee Director”, within the meaning of Rule 16b-3 as promulgated and interpreted by the Securities and Exchange Commission under the Exchange Act (each an “Independent Director”). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee; provided, however, that in that event, any such action taken by the Board shall require the approval of at least a majority of the Independent Directors.

6.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)       Subject to the provisions of the Plan and applicable law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including the authority (i) to select from among the Eligible Persons those persons who shall receive Awards, (ii) to determine the time or times of receipt, (iii) to determine the types of Awards and the number of shares or dollar value covered by the Awards, (iv) to establish the terms, conditions, performance and vesting criteria, restrictions, terms of exercise and settlement and other provisions of the Awards, (v) to interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (vi) grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (vii) subject to the restrictions imposed by Section VII, to cancel or suspend Awards; provided, however, that, notwithstanding the provisions of this Section 6.2, the Committee shall not have the authority to accelerate vesting of an Award in the event of a Participant’s termination of employment other than in connection with the Participant’s death or disability.

(b)       The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of any countries in which the Company or any Subsidiary may operate to ensure the viability of the benefits from Awards granted to Participants employed or providing services in such countries, to meet the requirements of local laws that permit the Plan to operate in a qualified or tax-efficient manner, to comply with applicable foreign laws and to meet the objectives of the Plan; provided, however, that no such action taken pursuant to this Section 6.2(b) shall result in a “material revision” of the Plan under applicable securities exchange governance rules.

(c)       The Committee will have full and complete authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan; it being the intention of the Plan that the Committee have the utmost authority and discretion permitted by law in making decisions and performing its other functions under the Plan.

(d)       Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)       In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the Articles of Incorporation and By-laws of the Company, and applicable state corporate law.

6.3 No Repricing or Exchange. Notwithstanding the authority set forth in Section 6.2, in no event shall the Committee have the power to cancel outstanding Options or SARs for the purpose of repricing, substituting for another Award, or otherwise replacing or re-granting such Options or SARs with an exercise price that is less than the exercise price of the original Option or SAR, unless such action is approved by the Company’s shareholders. For the avoidance of doubt, an adjustment to the Exercise Price made in accordance with Section 4.2(f) or as a result of a substitution pursuant to Section V shall not be considered a re-pricing for purposes of this Section 6.3.

6.4 Delegation by the Committee.

(a)       Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including a subcommittee consisting of one or more members of the Board or officers or employees of the Company to grant Awards to persons who are not “officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act) or Independent Directors, subject to such restrictions and limitations as the Committee may specify and to the requirements of the Florida Business Corporation Act. The acts of any such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.

(b)       The Committee may also delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to administer the Plan, including to: (i) execute and distribute Award Agreements, (ii) maintain records relating to Awards, (iii) process or oversee the issuance of Stock under Awards, (iv) interpret and administer the terms of Awards, and (v) take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan. In no event shall any such administrator be authorized to (w) grant Awards under the Plan (except in connection with any delegation made by the Committee pursuant to Section 6.4(a), (x) take any action with respect to Awards held by “officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act) or Independent Directors, (y) take any action inconsistent with Section 409A of the Code, or (z) take any action inconsistent with applicable provisions of the Florida Business Corporation Act. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator.

(c)       Any of the allocations or delegations described in this Section 6.4 may be revoked by the Committee at any time. In the event of any delegations described in this Section 6.4, the term “Committee”, as used herein, shall include any persons so delegated to the extent of such delegation.

6.5 Awards to Independent Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

6.6 Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

6.7 Limitation of Liability. The Committee, each member thereof, and any other person acting pursuant to authority delegated by the Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer or employee of the Company, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee or any other person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company acting at the direction or on behalf of the Committee or other delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

6.8 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

6.9 Code Section 409A.

(a)       If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(i)       Payments under the Section 409A Plan may not be made earlier than (A) the Participant’s “separation from service”, (B) the date the Participant becomes “disabled”, (C) the Participant’s death, (D) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (E) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation”, or (F) the occurrence of an “unforeseeable emergency”;

(ii)       The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(iii)      Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code;

(iv)      In the case of any Participant who is a “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death); and

(v)       In the case of any such Awards that are payable upon a Change of Control, notwithstanding any provision of the Plan to the contrary, the Company will not be deemed to have undergone a Change of Control unless the Company has undergone a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of a corporation” within the meaning of Section 409A(a)(2)(A)(v) of the Code.

For purposes of the foregoing, the words and phrases in quotations in this Section 6.9 shall be defined in the same manner as those words and phrases are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(b)       Any Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code. Further, in the event that the Plan, any Award Agreement or any Award shall be deemed not to comply with Section 409A of the Code, then neither the Company, the Committee nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

SECTION VII

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or Committee may, at any time, amend any Award outstanding thereunder, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that any amendment made to comply with applicable law, tax rules, securities exchange rules or accounting rules and adjustments pursuant to Section 4.2(f) shall not be subject to the foregoing limitations of this Section VII. Notwithstanding the foregoing, approval of the Company’s shareholders shall be required for any amendment or alteration of the Plan if such shareholder approval is required by any federal or state law or regulation (including without limitation, Rule 16b-3 under the Exchange Act or the rules of any securities exchange or automated quotation system on which the shares of Stock may then be listed or quoted). Unless otherwise determined by the Committee, any amendments to the Plan will apply prospectively only.

SECTION VIII

GENERAL PROVISIONS

8.1 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, through the withholding of shares of Stock that otherwise would have been delivered pursuant to the Award, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

8.2 Limitation of Implied Rights.

(a)       Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)       The Plan does not constitute a contract of employment, and selection as a Participant will not give such Participant the right to be retained in the employ or service of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan or any Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

8.3 No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, an additional share of Stock or Award, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

8.4 Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

8.5 Severability. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

8.6 Successors. All of the obligations of the Company under the Plan and any Award Agreement shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

8.7 Gender and Number, Titles and Headings. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

SECTION IX

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)    Affiliate. The term “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(b)   Award. The term “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Performance Compensation Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Other Stock-Based Awards and Cash Incentive Awards.

(c)   Award Agreement. The term “Award Agreement” means the written agreement, in a form determined by the Committee from time to time, between the Company and a Participant that evidences the grant of an Award and sets out the terms and conditions of an Award or Prior Plan Award.

(d)   Board. The term “Board” shall have the meaning set forth in Section 1.2.

(e)   Cash Incentive Award. The term “Cash Incentive Award” shall have the meaning set forth in Section 3.1(a).

(f)    Cause. The term “Cause” (i) shall have the meaning set forth in an Award Agreement or in an individual employment agreement between the Participant and the Company, if any or (ii) if there is no definition set forth in an Award Agreement or applicable employment agreement, means:

(A)       the material failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or any Subsidiary (or any successor company);

(B)       any material violation or material breach by the Participant of his or her employment agreement, consulting or other similar agreement with the Company or any Subsidiary (or successor company), if any;

(C)       any material violation or material breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or any Subsidiary (or successor company);

(D)       any material violation or material breach by the Participant of the Company’s Code of Conduct or any other Company (or successor company) policy;

(E)       any act by the Participant of material dishonesty or fraud that injures the reputation or business of the Company or any Subsidiary (or successor company); or

(F)       the conviction of or entry of a plea of guilty or nolo contender to a felony or a crime involving moral turpitude.

The good faith determination by the Committee of whether the Participant’s employment or service was terminated for “Cause” shall be final and binding for all purposes hereunder.

(g)   Change of Control. For purposes of this Plan, a “Change of Control” means any one of the following events:

(i)       any person or “group” as defined in Section 13(d)(3) of the Exchange Act, but excluding any employee benefit plan or plans of the Company and its Subsidiaries, becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; provided, however, that, for purposes of this subparagraph (i), any acquisition directly from the Company shall not constitute a Change of Control; or

(ii)       the consummation of any merger, consolidation, reorganization or similar event of the Company or any of its Subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity; or

(iii)       the individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Board” generally and as of the Effective Date the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of the consummation of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest), shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iv)       there is a liquidation or dissolution of the Company or all or substantially all of the assets of the Company have been sold.

The term “Change of Control” shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(h)   Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(i)    Committee. The term “Committee” shall have the meaning set forth in Section 1.2.

(j)    Company. The term “Company” shall have the meaning set forth in Section 1.1.

(k)   Effective Date. The term “Effective Date” means the date on which this Plan is approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Section 422 of the Code, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any securities exchange or automated quotation system on which the Stock may be listed or quoted, and any other laws, regulations and obligations of the Company applicable to the Plan.

(l)    Eligible Person. The term “Eligible Person” means any employee, officer or member of the board of directors of the Company or a Subsidiary, or any consultant or other person who performs services for the Company or any Subsidiary, including any prospective employee, officer, member or consultant.

(m)  Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

(n)   Exercise Price. The term “Exercise Price” shall have the meaning set forth in Section 2.2.

(o)   Fair Market Value. The term “Fair Market Value” means (i) with respect to any property other than shares of Stock, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to a share of Stock as of any date,

(A)      if the principal market for the Stock is a national securities exchange or the NASDAQ stock market, then the “Fair Market Value” as of that date shall be the closing sales price of the Stock on the day that the Award is granted on the principal exchange or market on which the Stock is then listed or admitted to trading;

(B)       if sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ stock market, the average between the highest bid and lowest asked prices for the Stock on the day that the Award is granted as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service; and

(C)       if the day is not a trading day, and as a result, paragraphs (A) and (B) next above are inapplicable, the Fair Market Value of the Stock shall be determined as on the most recent trading day prior to the date the Award is granted. If paragraphs (A) and (B) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(p)   Incentive Stock Option. The term “Incentive Stock Option” shall have the meaning set forth in Section 2.1(a).

(q)   Independent Director. The term “Independent Director” shall have the meaning set forth in Section 6.1.

(r)    Non-Qualified Stock Option. The term “Non-Qualified Stock Option” shall have the meaning set forth in Section 2.1(a).

(s)   Option. The term “Option” shall have the meaning set forth in Section 2.1(a).

(t)    Other Stock-Based Award. The term “Other Stock-Based Award” shall have the meaning set forth in Section 3.1(b).

(u)   Participant(s). The term “Participant(s)” shall have the meaning set forth in Section 1.2.

(v)   Performance Compensation Award. The term “Performance Compensation Award” shall have the meaning set forth in Section 3.1(c).

(w)  Performance Goal(s). The term “Performance Goal(s)” means the measures set forth in Section 3.3(a).

(x)    Performance Period. The term “Performance Period” means one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining the granting or vesting of a Performance Compensation Award.

(y)   Plan. The term “Plan” shall have the meaning set forth in Section 1.1

(z)   Prior Plans. The term “Prior Plans” shall mean the World Fuel Services Corporation 2016 Omnibus Plan, as amended and restated (the “2016 Plan”) and the 2006 Omnibus Plan, as amended and restated (the “2006 Plan,” together with the 2016 Plan, the “Prior Plans”).

(aa) Prior Plan Award. The term “Prior Plan Award” shall mean any award or benefit granted under a Prior Plan, including, without limitation, the grant of any cash or equity-based awards with rights similar to an Award granted hereunder, that is outstanding as of the Effective Date.

(bb) Restricted Stock Award. The term “Restricted Stock Award” shall have the meaning set forth in Section 3.1(d).

(cc) Restricted Stock Unit Award. The term “Restricted Stock Unit Award” shall have the meaning set forth in Section 3.1(e).

(dd) SAR. The term “SAR” shall have the meaning set forth in Section 2.1(b).

(ee) Stock Appreciation Right. The term “Stock Appreciation Right” shall have the meaning set forth in Section 2.1(b).

(ff)   Stock Unit Award. The term “Stock Unit Award” shall have the meaning set forth in Section 3.1(f).

(gg) Subsidiary. The term “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Section 424(f) of the Code) with respect to the Company.

(hh) Substitute Awards. The term “Substitute Awards” means Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(ii) Stock. The term “Stock” means shares of common stock, par value $.01 per share, of the Company.